UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CORNERSTONE GROWTH & INCOME REIT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Cornerstone Growth & Income REIT, Inc.

1920 Main Street, Suite 400

Irvine, CA  92614

March 23, 2009

Dear Stockholder:

We cordially invite you to attend the 2009 annual meeting of stockholders of Cornerstone Growth & Income REIT, Inc., to be held on Thursday, May 7, 2009, at 10:00 a.m. local time at our corporate offices located at 1920 Main Street, Suite 400 in Irvine, California.

We are pleased to take advantage of the new U.S. Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders over the Internet. We believe that this new delivery process will expedite stockholders’ receipt of proxy materials and lower the costs and reduce the environmental impact of our annual meeting.  On March 23, 2009, we mailed to our stockholders a Notice of 2009 Annual Meeting of Stockholders and Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and annual report to stockholders.  The Notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail.

The matters to be acted upon are described in the Notice and the proxy statement.

Whether or not you plan to attend the meeting, your vote is very important and we encourage you to vote promptly. You may vote your shares via a toll-free telephone number or over the Internet, as described in the proxy materials, or, if you received a paper copy of the proxy card by mail, you may mark, sign and date the proxy card and return it in the envelope provided. Instructions regarding all three methods of voting are provided on the proxy card.  If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

Thank you for your support of Cornerstone Growth & Income REIT.

Sincerely,

Terry G. Roussel
President and Chief Executive Officer

CORNERSTONE GROWTH & INCOME REIT, INC.

1920 Main Street, Suite 400

Irvine, California 92614

PROXY STATEMENT

2009 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 7, 2009

We are providing these proxy materials in connection with the solicitation by the board of directors of Cornerstone Growth & Income REIT, Inc. (“Cornerstone Growth & Income REIT,” “we,” or “us”), a Maryland corporation, of proxies for use at the 2009 annual meeting of stockholders to be held on May 7, 2009, at 10:00 a.m. local time at our executive offices, 1920 Main Street, Suite 400, Irvine, California 92614, and at any adjournment or postponement thereof, for the purposes set forth in the Notice of 2009 Annual Meeting and Availability of Proxy Materials.

The Notice of 2009 Annual Meeting and Availability of Proxy Materials was first mailed or given to stockholders on or about March 23, 2009.  A complete set of proxy materials relating to our annual meeting is available on the Internet.  These materials, consisting of the Notice 2009 Annual Meeting and Availability of Proxy Materials, proxy statement, form of proxy card and annual report to stockholders, may be viewed at http://www.proxyvoting.com/crefunds-cgi.

Stockholders Entitled to Vote

Holders of our common stock at the close of business on March 12, 2009 (the “Record Date”) are entitled to receive notice of and to vote their shares at the annual meeting.  As of the Record Date, there were 1,404,859 shares of our common stock outstanding.  Each share of common stock is entitled to one vote on each matter properly brought before the annual meeting.

HOW TO VOTE IF YOU ARE A STOCKHOLDER OF RECORD:

Please vote your shares via telephone or the Internet, as described in the Notice of 2009 Annual Meeting and Availability of Proxy Materials.  Internet voting is permitted under Maryland law by Section 2-507(c)(3) of the Maryland General Corporation Law.  Alternatively, if you received a paper copy of the proxy materials by mail, you may simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.

Voting by proxy will not limit your right to vote at the annual meeting if you decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the annual meeting.

All proxies that have been properly authorized and not revoked will be voted at the annual meeting.  If you submit a proxy but do not indicate any voting instructions, the shares represented by that proxy will be voted FOR the election of each of the eight nominees named herein and, if any other business properly comes before the stockholders for a vote at the annual meeting, your shares will be voted in the discretion of the holders of the proxy.

Your vote is important. You can save the expense of a second mailing by voting promptly.

Required Vote

The presence, in person or by proxy, of a majority of the outstanding shares of common stock entitled to vote at the annual meeting is necessary to constitute a quorum.  If a share is represented for any purpose at the annual meeting, it is deemed to be present for quorum purposes and for all other purposes as well.  A stockholder may withhold his or her vote in the election of directors or abstain with respect to each other item submitted for stockholder approval.  Withheld votes and abstentions will be counted as present and entitled to vote for purposes of determining the existence of a quorum.  Withheld votes in the election of directors and abstentions in all other items submitted for stockholder approval will not be counted as votes cast.

Under our charter, a majority of the votes present in person or by proxy at the meeting is required for the election of the directors.  This means that a director nominee needs to receive more votes for his election than against his election in order to be elected to the board.  Because of this majority vote requirement, withhold votes will have the effect of a vote against each nominee for director.

A broker that holds shares in “street name” generally has the authority to exercise its discretion and vote on routine items such as election of directors when it has not received instructions from the beneficial owner.  A broker that holds shares in “street name” does not have the authority to vote on non-routine items when it has not received instructions from the beneficial owner.  If the broker returns a properly executed proxy, the shares are counted as present for quorum purposes.  If a broker returns a properly executed proxy, but does not vote, abstain, withhold or otherwise provide specific instruction with respect to a proposal and does not cross out the proposal, the proxy will be voted “FOR” the election of each of the eight nominees named herein and in the proxy holder’s discretion with respect to any other matter that may come before the annual meeting or any adjournments or postponements thereof.

Voting on Other Matters

Our board of directors does not presently intend to bring any business before the annual meeting other than the proposals that are identified in the Notice of 2009 Annual Meeting of Stockholders and Availability of Proxy Materials, and discussed in this proxy statement.  If other matters are properly presented at the annual meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you.  As of the date of this Proxy Statement, we did not know of any other matters to be raised at the annual meeting.

Revocation of Proxies

You can revoke your proxy at any time before it is voted at the annual meeting by:

•                  providing written notice of such revocation to our corporate secretary;

•                  signing and submitting a new proxy card with a later date;

•                  authorizing a new proxy by telephone or Internet (only your latest proxy is counted); or

•                  voting your shares in person at the annual meeting.

Proxy Solicitation

The solicitation of proxies for the annual meeting will be made primarily by mail. However, if necessary to ensure satisfactory representation at the annual meeting, we may also solicit proxies by telephone or in person.  We have engaged Paladin Business Systems, Inc. to assist with the solicitation of proxies in conjunction with the annual meeting.  We anticipate that the aggregate fees for these services will be between $1,000 and $2,000. However, the exact cost will depend on the amount and types of services rendered.  We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of our common stock.  Our officers and regular employees of our advisor or its affiliates may also solicit proxies, but they will not be specifically compensated for these services.  The costs of proxy solicitation will be borne by us.

PROPOSAL 1

ELECTION OF DIRECTORS

The board of directors currently consists of eight members, seven of whom (William Bloomer, Romeo Cefalo, Barry Chase, Steven Pearson, Ronald Shuck, William Sinton and James Skorheim) have been determined by the board of directors to be “independent” as that term is defined under our charter, the NASDAQ rules and the rules of the SEC.  The board of directors has proposed the following nominees for election as directors, each to serve for a one year term ending at the 2010 annual meeting of stockholders: Terry Roussel, William Bloomer, Romeo Cefalo, Barry Chase, Steven Pearson, Ronald Shuck, William Sinton and James Skorheim.  Each nominee currently serves as a director and, if reelected, will continue in office until his successor has been elected and qualified, or until his earlier death, resignation or retirement.

We expect each nominee for election as a director to be able to serve if elected.  If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the board of directors chooses to reduce the number of directors serving on the board of directors.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL NOMINEES TO BE ELECTED AS DIRECTORS

The principal occupation and certain other information about the nominees are set forth below.

Terry G. Roussel is one of the founders of the Cornerstone-related entities that commenced operations in 1989.  Mr. Roussel founded our business and has been our President and Chief Executive Officer and one of our directors since October 2006.  Mr. Roussel is the Chief Executive Officer and a Director of Cornerstone Leveraged Realty Advisors, LLC, our advisor, a position he also has held since October 2006.  Mr. Roussel is the President, Chief Executive Officer, a Director and the majority shareholder of Cornerstone Ventures, Inc., an affiliate of our advisor.  Since October 2004, Mr. Roussel has been the President, Chief Executive Officer and a director of Cornerstone Core Properties REIT, Inc.  He has served as Chief Executive Officer and a director of Cornerstone Realty Advisors, LLC, the advisor to Cornerstone Core Properties REIT, since July 2005.  Mr. Roussel is also a principal and the majority shareholder of Pacific Cornerstone Capital, Inc., the dealer-manager for our offering of securities.  Under Mr. Roussel’s direction, Cornerstone and its affiliates formed ten separate real estate investment funds and joint ventures.  In 1993, Cornerstone and its affiliates became managing joint venture partner with Koll Capital Markets Group, Inc., a wholly owned subsidiary of Koll Management Services, Inc. (now owned by CB Richard Ellis).

As managing partner of the above-described funds and joint ventures, Cornerstone and its affiliates were responsible for the acquisition, operation, leasing, and disposition of all jointly owned properties between Cornerstone and Koll.  In connection with acquiring properties for the account of these joint ventures, Mr. Roussel personally supervised the acquisition of each property, initiated and directed the business plan for each property, and arranged debt and equity financing for the acquisition of each property.

In 1985, Mr. Roussel started the Special Investments Group, a new division within Bank of America’s Capital Markets Group which provided real estate investment opportunities to the bank’s wealthiest private banking clients.  Between 1980 and 1985, Mr. Roussel was employed by Bateman Eichler, Hill Richards, Inc., a regional securities firm headquartered in Los Angeles, California.  In this capacity, Mr. Roussel was promoted to First Vice President and Manager of the partnership finance department where he was responsible for the due diligence and marketing of all publicly registered real estate funds offered by the firm.

Mr. Roussel graduated with honors from California State University at Fullerton in 1976 with a B.A. in Business Administration with a concentration in Accounting.  Subsequent to graduation, Mr. Roussel joined the accounting firm of Arthur Andersen & Co. as an auditor and later transferred to the tax department of Arthur Young & Co., the predecessor firm to Ernst & Young. Mr. Roussel became a Certified Public Accountant in 1979.

William A. Bloomer is one of our independent directors.  Mr. Bloomer has been the Chairman of the Board of Integrated Data Corporation (“IDC”) since 2003.  IDC is a software development company providing the United States military with highly specialized, customizable software solutions.  In addition, Mr. Bloomer has been

Chairman of the Board of Trustees for the Emporia State University Foundation since 2007 and prior to that, was the Chairman of the Finance Committee for the University’s Foundation.  Mr. Bloomer received a Bachelor of Science in Education, with teaching fields in Mathematics and Physics from Emporia State University in Emporia, Kansas.  He earned his Master of Science in Management from Rensselaer Polytechnic Institute at Troy, NY.

Romeo R. Cefalo is one of our independent directors.  From 2004 to 2006, Mr. Cefalo was Executive Vice President of Real Estate, Construction and New Store Development for Albertsons Inc.  He was responsible for managing Albertson’s real estate operation and $1.5 billion annual capital budget.  From 2001 to 2004, Mr. Cefalo was Executive Vice President of Operations for Albertsons.  His responsibilities included managing growth planning and capital budgets.  Mr. Cefalo received his Master of Business Administration from New Hampshire College in 1984.

Barry A. Chase is one of our independent directors. He has been actively involved in the real estate industry since 1980.  Mr. Chase is the Co-Founder and Managing Principal of AVP advisors, a real estate investment management firm for institutional investors. From 2004 to present, Mr. Chase has worked for AVP advisors. From 2002 to 2003, Mr. Chase was a Principal of Platinum Capital advisors, and from 1998 to 2002, he was the Executive Vice President and the President of Koll Development Company’s Western Division, where he developed more than nine million square feet of office, industrial, retail and mixed-use projects.

Prior to joining the Koll Development Company, Mr. Chase held executive level positions with several nationally recognized real estate companies.  He served as the President of Cushman Investment and Development Company, and the Executive Vice President, General Counsel and member of the Board of Directors of Cushman Realty Corporation and as the Executive Vice President – Acquisitions of CT Realty Corporation.  Mr. Chase began his real estate career with Sunrise Investment, Inc.  As Executive Vice President and General Counsel of Sunrise, Mr. Chase was in charge of property acquisitions/dispositions and capital raising for the firm’s real estate private placements.  Mr. Chase attended California State University, Northridge and received his J.D. Degree from the University of San Fernando. He is an inactive member of the California State Bar.

Steven M. Pearson is one of our independent directors. He is the Executive Vice President and Chief Strategy Officer for DAUM Commercial Real Estate.  Mr. Pearson has been with DAUM since June 1997 and serves as a key executive responsible for the planning and execution of the company’s growth initiatives.  Prior to his affiliation with DAUM, from July 1991 through May 1997, Mr. Pearson served as Senior Vice President of Coldwell Banker Commercial Affiliates, where he oversaw the design, development, and delivery of all commercial resources for Coldwell Banker.

Mr. Pearson’s background includes 15 years with CB Commercial in Denver, San Francisco and Newport Beach. During his tenure in Denver he was active in the local chapter of the National Association of Industrial and Office Parks (NAIOP) and served as a market expert for several Urban Land Institute (ULI) functions. In San Francisco, Mr. Pearson was a vice president for Coldwell Banker Investment Banking Services.  In this capacity, he focused on the analysis of recapitalization or disposition of larger real estate assets or asset portfolios of institutional owners - primarily industrial and office portfolios in Denver and Southern California. In Newport Beach, Mr. Pearson worked as an investment specialist focusing primarily on the analysis and sale of mid-sized institutional property for insurance companies, Savings and Loans, and the RTC.

Ronald Shuck is one of our independent directors. Mr. Shuck has been a shareholder with Moore Stephens Lovelace, P.A, (MSL), an accounting firm, for the past 22 years.  Mr. Shuck has been providing services to the senior housing and care industry for over 30 years.  His comprehensive financial experience in the healthcare industry includes consulting with clients on corporate governance, strategic planning, market risk and compiling and examining financial forecasts and projections.  Mr. Shuck has written articles pertaining to senior housing and care that have been published in the various publications including Wall Street Journal and Forbes Magazine.  Mr. Shuck received his Bachelor of Science in Accounting from Kent State University and his Masters in Accounting from the University of Central Florida.  Mr. Shuck also serves on the Board of Directors for the Florida Retirement Housing Council.

William C. Sinton is one of our independent directors. Mr. Sinton has been the President of WCS Advisors, LLC. in Orlando, Florida since 2007.  He has been in the Investment Banking and Management industry for more than 20 years.  His experience includes mergers and acquisitions, private placements of debt and equity and merchant banking activities in several industries. Mr. Sinton has successfully executed numerous transactions in the consumer products, food services, retail and chain restaurant industries and related real estate.  From 2005 to 2007, Mr. Sinton was President of Trustreet Investment Banking, Inc.( “TIB”), a wholly owned subsidiary of Trustreet Properties, Inc.(“TSY”), the largest restaurant properties REIT in the United States.  Mr. Sinton was responsible for and led the origination and execution of real estate acquisitions, merchant banking transactions and merger and acquisition assignments for TIB and TSY. The companies were sold to General Electric Capital Corporation in 2007.  From 2002 to 2005, Mr Sinton was President of WCS Advisors, Inc., an investment banking company in Boston, Massachusetts. Prior to 2002 he was a Managing Director of investment banking at Tucker Anthony, Inc., Robertson Stephens, Inc. and BancBoston Securities, Inc.  Mr. Sinton earned his Bachelor of Science in Accounting from University of Rhode Island and earned his MBA from The Kellogg School of Management at Northwestern University.

James M. Skorheim is one of our independent directors. He is a CPA, an attorney at law, a Certified Valuation Analyst, a Certified Fraud Examiner and a Certified Forensic Accountant. Since 2005, he has served as a Principal of the firm Skorheim & Associates, an accountancy corporation specializing in financial analysis and valuation relation to commercial damages and losses.  From 2000 to 2005, Mr. Skorheim was a partner in the certified public accounting and business consulting firm of Moss Adams. LLP. Prior to that, he was a partner of Coleman & Grant and Deloitte & Touche LLP.

Mr. Skorheim has testified in over one hundred business litigation cases at both the federal and state levels on a variety of business and financial issues. He has also served as a mediator, arbitrator and accounting neutral in numerous matters. His professional background and experience includes the handling of accounting, tax, financial and estate planning, business consulting, business valuation, risk management and commercial insurance claims services for both small and fortune 500 companies and their owners and executives. Mr. Skorheim is a frequent lecturer on commercial damages and other financial topics. Mr. Skorheim also services as of Chairman of our Audit Committee.

Director Independence

Our charter contains detailed criteria for determining the independence of our directors and requires a majority of the members of our board of directors to qualify as independent. The board of directors consults with our legal counsel to ensure that the board’s independence determinations are consistent with our charter and applicable securities and other laws and regulations.  Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his family members, and Cornerstone Growth & Income REIT, our senior management and our independent registered public accounting firm, the board of directors has determined that the majority of our board of directors is comprised of independent directors.  Furthermore, although our shares are not listed on a national securities exchange, a majority of the members of our board of directors, and all of the members of our audit committee, independent directors committee and compensation committee are independent under the rules of the NASDAQ stock market.

Meetings of the Board of Directors and Committees

During the fiscal year ended December 31, 2008, the board of directors met seven times and took action by unanimous written consent three times.  During 2008, each of our directors except Vince Evans attended at least 75% of the total number of meetings of the board of directors held during the period when such person was a director.  In addition, each director except Vince Evans attended at least 75% of the total number of meetings of any committee on which he served during 2008.  The 2009 annual meeting of stockholders will be our first formal annual meeting of stockholders and we will be encouraging all of our directors to attend.  Our entire board of directors considers all major decisions concerning our business, including any property acquisitions.  However, our board of directors has established committees so that certain functions can be addressed in more depth than may be possible at a full board meeting.  The board of directors has established four permanent committees: the audit committee, the independent directors committee, the compensation committee and the investment committee.

We have determined that we are better served by generally having the full board of directors review nominating matters.  Therefore, we have no nominating committee; however, pursuant to our charter, our independent directors are responsible for nominating all replacements for vacancies resulting from the departure of independent directors.  The full board of directors participates in the consideration of all other director nominees.

Specifically, the board of directors identifies nominees by first evaluating the current members of the board willing to continue in service.  Current members of the board of directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination.  If any member of the board of directors up for re-election at an upcoming annual meeting of stockholders does not wish to continue in service, the board of directors identifies the desired skills and experience of a new nominee, if the board of directors determines that it is appropriate to replace the retiring member.  The board of directors believes that potential directors should possess sound judgment, understanding of the business issues affecting us, integrity and the highest personal and professional ethics.  In searching for potential nominees, the board of directors (or the independent directors, if the nomination is for a vacant independent director position) seek directors who have extensive relevant business, management and civic experience appropriate for assisting the board of directors to discharge its responsibilities.  In the case of both incumbent and new directors, the board of directors seeks persons who are able to devote significant time and effort to board and committee responsibilities.  The board of directors will consider recommendation made by stockholders for director nominees who meet the criteria set forth above.  In order to be considered for nomination, recommendations made by stockholders must be submitted within the timeframe required to request a proposal to be included in the proxy materials.  See “Stockholder Proposals” below.

Audit Committee

The audit committee selects the independent public accountants to audit our annual financial statements, reviews the plans and results of the audit engagement with the independent public accountants, approves the audit and non-audit services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls.  The current members of the audit committee are James Skorheim (Chairman), William Bloomer, Ronald Shuck and William Sinton. The board of directors has determined the James Skorhiem satisfies the SEC’s requirements for an “audit committee financial expert”.  During the fiscal year ended December 31, 2008, the audit committee met four times. The audit committee has adopted a charter, which is included as Appendix A to this proxy statement.

Independent Directors Committee

In order to reduce or eliminate certain potential conflicts of interest, a majority of our independent directors, that is, the directors who are not affiliated with our advisor, approves all transactions between us and our advisor or its affiliates.  See “Certain Transactions with Related Persons” below for a discussion of the transactions considered and approved by our independent directors committee since the beginning of 2008.  Our independent directors are authorized to retain their own legal and financial advisors at our expense and are empowered to act on any matter permitted under Maryland law provided that a majority of our independent directors first determine that the matter at issue is such that the exercise of independent judgment by our advisor could reasonably be compromised.  Any conflict-of-interest matters that cannot be delegated to a committee under Maryland law must be acted upon by both the board of directors and a majority of our independent directors.  The current members of the independent directors committee are William Bloomer (Chairman), Romeo Cefalo, Barry Chase, Steven Pearson, Ronald Shuck, William Sinton and James Skorhiem.

Compensation Committee

Our compensation committee discharges the board’s responsibilities relating to compensation of our executives.  The compensation committee administers the granting of stock options to our advisor, selected employees of our advisor and its directors, officers and affiliates based upon recommendations from our advisor and set the terms and conditions of such options in accordance with our Employee and Director Incentive Stock Plan, which we describe further below.  Our compensation committee also has authority to amend the Employee and Director Long-Term Incentive Plan or create other incentive compensation and equity-based plans.  The current members of the compensation committee are Romeo Cefalo (Chairman), William Bloomer and James Skorheim. Because (i) we currently have no employees, (ii) our executives officers do not receive compensation directly from us, and (iii) grants under the Employee and Director Long-Term Incentive Plan are currently suspended, the compensation committee did not meet during the fiscal year ended December 31, 2008.  The compensation committee has adopted a charter, which is included as Appendix B to this proxy statement.

Investment Committee

Our investment committee’s basic responsibility is to review the real estate investments proposed to be made by us, including investments in real estate through joint ventures, and to confirm that the real estate investments selected by our management are consistent with the investment limitations set forth in our charter and consistent with our acquisition policies, our primary investment focus, property selection criteria and conditions to closing. Our investment committee must consist of at least three directors, a majority of whom are “independent directors” as defined in our charter. The current members of the investment committee are Steven Pearson (Chairman), Barry Chase, Terry Roussel, Ronald Shuck and William Sinton.

Communication with Directors

We have established procedures for stockholders or other interested parties to communicate directly with our board of directors.  Such parties can contact the board of directors by mail at: Chairperson of the Audit Committee of Cornerstone Growth & Income REIT, Inc., 1920 Main Street, Suite 400, Irvine, CA 92614.  The chairperson of the audit committee will receive all communications made by this means.

Code of Business Conduct and Ethics

Our board of directors has adopted a Code of Business Conduct and Ethics that is applicable to all members of our board of directors and our executive officers.  The Code of Business Conduct and Ethics can be accessed through our website: www.crefunds.com.  If, in the future, we amend, modify or waive a provision in the Code of Business Conduct and Ethics, we may, rather than filing a Current Report on Form 8-K, satisfy the disclosure requirement by posting such information on our website.

Director Compensation

If a director is also one of our executive officers, we do not pay any compensation for services rendered as a director.  The amount and form of compensation payable to our independent directors for their service to us is determined by our board of directors, based upon information provided by our Advisor.  Our chief executive officer, Mr. Roussel, manages and controls our Advisor, and through the Advisor, he is involved in advising on the compensation to be paid to our independent directors.

We have provided below certain information regarding compensation paid to our directors during fiscal year 2008.

Name	Fees Earned or Paid in Cash
Terry Roussel (1)	$—
William Bloomer	5,750
Romeo Cefalo	5,750
Barry Chase	19,500
Steven Pearson	19,500
Ronald Shuck	5,000
William Sinton	1,000
James Skorheim	22,250
Vince Evans (2)	1,000

(1)	Directors who are also our executive officers do not receive compensation for services rendered as a director.
(2)	Mr. Evans did not stand for reelection at the 2008 meeting of stockholders and completed his service on the board of directors effective as of August 18, 2008.

We pay each of our independent directors for attending board and committee meetings as follows:

•	$3,000 per regular board meeting attended. We expect to hold four regular board meetings per year.

•	$750 per special board meeting attended. The special board meeting fee will apply to any board meeting called by our officers that is not a regular board meeting.

•	$1,000 per committee meeting attended.

•	An additional committee chair fee of $500 per meeting for the chair of the audit committee.

•	An additional committee chair fee of $250 per meeting for the respective chairs of the compensation, investment and independent directors committees.

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors and committees.

Executive Officers

In addition to Terry Roussel, as of March 12, 2009, the following individuals currently serve as our executive officers:

Sharon C. Kaiser joined us in October 2006 as our Chief Financial Officer. She is also the Chief Financial Officer of the Advisor to Cornerstone Core Properties REIT, Inc. and in December 2006, she became the Chief Financial Officer of Cornerstone Leveraged Realty Advisors, LLC.  Ms. Kaiser is responsible for our finance and accounting. Prior to joining the Cornerstone-related entities in July 2005, Ms. Kaiser was Director of Financial Operations for Westfield America, Inc., an owner, manager and developer of regional shopping centers and the American subsidiary of the largest listed retail REITs in the world.  From 1999 to 2002, Ms. Kaiser served as Chief Financial Officer of The StayWell Company, a subsidiary of Vivendi Universal, and from 1995 to 1999; she served as Chief Financial Officer and Senior Vice President of HemaCare Corporation, a publicly traded biomedical company. Her responsibilities included financial accounting and reporting, information technology, investor relations and human resources, as well as strategic planning and acquisition due diligence and integration. Before joining HemaCare Corporation, Ms. Kaiser served as the Chief Financial Officer of a publicly-traded (AMEX) REIT sponsored by The Koll Company. She started her career with Arthur Andersen and Co., leaving as a senior manager. Ms. Kaiser holds a Bachelor of Science degree in Business Administration from the University of Southern California and has been a Certified Public Accountant since 1981.

Alfred J. Pizzurro has been our Senior Vice President and Secretary since December 2006. Mr. Pizzurro is also a Senior Vice President of Cornerstone Core Properties REIT, Inc. and our Advisor as well as a Senior Vice President, a Director and a principal of Cornerstone Ventures, Inc. and Pacific Cornerstone Capital, Inc., the dealer manager for this offering. Mr. Pizzurro joined Cornerstone Ventures, Inc. in April 1998 and has been the individual primarily responsible for Cornerstone Venture’s marketing and new business development activities since that time.  Between 1993 and 1998, Mr. Pizzurro was responsible for business development both domestically and internationally for The Joseph Company, a research and development company. From 1986 to 1992, he was the Director of Marketing for a regional real estate company. Mr. Pizzurro served as a helicopter pilot in the United States Marine Corps between 1979 and 1986 where he attained the rank of Captain. Mr. Pizzurro received his Bachelor of Science Degree in Communications from Clarion University in 1978.

Executive Compensation

Our named executive officers, including Mr. Roussel, our Chief Executive Officer, do not receive compensation directly from us for services rendered to us.  Our executive officers are employees of Cornerstone Realty Advisors LLC, our advisor, and its affiliates.  These executive officers are compensated by our advisor and/or its affiliates.  A description of the fees that we pay to our advisor and its affiliates is found under “Certain Transactions With Related Persons” below.

Equity-Based Compensation

We have adopted an Employee and Director Long-Term Incentive Plan to (i) provide incentives to individuals chosen to receive share-based awards because of their ability to improve operations and increase our profits; (ii) encourage selected persons to accept or continue employment with us or our Advisor or one of our other affiliates; and (iii) increase the interest of our independent directors in our welfare through their participation in the growth in the value of our common stock. The total number of shares of common stock we have reserved for issuance under the Employee and Director Long-Term Incentive Plan is equal to 10% of our outstanding shares at any time.  No awards have been granted under the plan. In connection with the registration of our public offering, we have undertaken not to issue options to our independent directors, either pursuant to the Employee and Director Long-Term Incentive Plan or any successor plan, unless we also make options available to the public on the same terms.  We have no timetable for the grant of any awards under the Employee and Director Long-Term Incentive Plan. Our Employee and Director Long-Term Incentive Plan was approved prior to the commencement of our ongoing public offering by our board of directors and initial stockholder, Terry Roussel.

OWNERSHIP OF EQUITY SECURITIES

The following table sets forth information as of March 12, 2009, regarding the beneficial ownership of our common stock by each person known by us to own 5% or more of the outstanding shares of common stock, each of our directors, each of our named executive officers, and our directors and executive officers as a group. The percentage of beneficial ownership is calculated based on 1,404,859 shares of common stock outstanding as of March 12, 2009.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Class
Terry G. Roussel	100	*
Sharon Kaiser	—	—
Alfred J. Pizzurro	—	—
William Bloomer	—	—
Romeo Cefalo	—	—
Barry Chase	—	—
Steven Pearson	—	—
Ronald Shuck	—	—
William Sinton	—	—
James Skorheim	—	—
All current directors and executive officers as a group (10 persons)	100	*

*	Less than 1%.

(1)

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and shares issuable pursuant to options, warrants and similar rights held by the respective person or group that may be exercised within 60 days following March 12, 2009.  Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.  None of the securities listed are pledged as security.

AUDIT COMMITTEE REPORT

The Audit Committee reviews our financial reporting process on behalf of the Board of Directors.  Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm regarding the fair and complete presentation of our results.  The Audit Committee has discussed significant accounting policies applied by us in our financial statements, as well as alternative treatments.  Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm.  The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

In addition, the Audit Committee has discussed with the independent registered public accounting firm its independence from us and our management, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the accountant’s communications with the audit committee concerning independence.  The Audit Committee also has considered whether the independent registered public accounting firm’s provision of non-audit services to us is compatible with its independence.  The Audit Committee has concluded that the independent registered public accounting firm is independent from us and our management.

The Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for its audit.  The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examination, the evaluation of our internal controls, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors, and the Board has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the SEC.  The Audit Committee has selected our independent registered public accounting firm.  The following directors, who constitute the Audit Committee, provide the foregoing report.

AUDIT COMMITTEE:
James Skorheim (Chairman), William Bloomer, Ronald Shuck, William Sinton

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

Independent Registered Public Accounting Firm

Deloitte and Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”) have served as our independent registered public accounting firm since October 16, 2006 (date of inception) and has audited our financial statements for the years ended December 31, 2008, 2007 and 2006.  We expect that our audit committee will engage Deloitte & Touche as our independent auditor to audit our financial statements for the year ended December 31, 2009. Our management believes that they are knowledgeable about our operations and accounting practices and are well qualified to act as our independent auditor.

One or more representatives of Deloitte & Touche are expected to be present at the annual meeting.  They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit and Non-Audit Fees

The following table lists the fees for services rendered by Deloitte & Touche for 2008 and 2007:

Services	2008	2007
Audit Fees (1)	$59,000	$32,000
Audit-Related Fees (2)	26,000	—
Tax Fees (3)	2,000	—
All Other Fees	—	—
Total	$87,000	$32,000

(1)

Audit fees billed in 2008 and 2007 consisted of the audit of our annual consolidated financial statements, a review of our quarterly consolidated financial statements, and statutory and regulatory audits, consents and other services related to filings with the SEC.

(2)	Audit-related fees billed in 2008 and 2007 consisted of statutory and regulatory audits and financial accounting and reporting consultations.

(3)	Tax services billed in 2008 and 2007 consisted of tax compliance and tax planning and advice.

The audit committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act and the rules and regulations of the SEC which are approved by the audit committee prior to the completion of the audit.

CERTAIN TRANSACTIONS WITH RELATED PERSONS

The Independent Directors Committee has reviewed the material transactions between our affiliates and us since the beginning of 2008 as well as any such currently proposed transactions. Set forth below is a description of such transactions.

Our Relationships with our Advisor and Dealer Manager

CIP Leveraged Fund Advisors, LLC is the sole member of our advisor, Cornerstone Leveraged Realty Advisors, LLC.  Cornerstone Ventures, Inc. is the managing member of CIP Leveraged Fund Advisors, LLC. Terry G. Roussel, our Chairman, Chief Executive Officer and President, is the Chief Executive Officer and a Director of our advisor, as well as the President, Chief Executive Officer, a Director and the majority shareholder of Cornerstone Ventures, Inc.  Mr. Roussel is also a principal and the majority shareholder of Pacific Cornerstone Capital, Inc., the dealer manager for our initial public offering.  Alfred J. Pizzurro, our Senior Vice President, is also a shareholder of Pacific Cornerstone Capital, Inc. and Cornerstone Ventures, Inc.

We pay fees to our advisor for services provided to us pursuant to an advisory agreement and we pay fees and commissions to Pacific Cornerstone Capital, Inc. the dealer manager for our initial public offering pursuant to a dealer manager agreement.  The fees that we will pay to our advisor and dealer manager are summarized below.

Offering Stage Fees and Expenses:

•	Sales commissions (payable to our dealer manager) up to 7% of gross offering proceeds from our primary offering, some or all of which may be re-allowed to participating brokers.

•	Dealer manager fees (payable to our dealer manager) up to 3% of gross offering proceeds from our primary offering, some or all of which may be re-allowed to participating brokers.

•

Reimbursements to our advisor or its affiliates for organization and offering expenses (including bona fide due diligence expenses) expected to be approximately 2.12% of gross offering proceeds from our initial public offering if we raise the maximum offering, but could be as much as 3.5%.

•

During the fiscal year ended December 31, 2008, we incurred approximately $1.1 million in sales commissions and dealer manager fees, a substantial portion of which was reallowed by our dealer manager to third party broker-dealers.

•	During the year ended December 31, 2008, the advisor and its affiliates incurred on our behalf organizational and offering costs totaling approximately $300,000.

Acquisition and Operating Stage Fees and Expenses:

•

Property acquisition fees (payable to our advisor or its affiliates) equal to 2% of the cost of investments for acquisition, including any debt attributable to such investments.  A portion of the acquisition fee in an amount equal to 2% of gross offering proceeds is paid upon receipt of such gross offering proceeds, and the balance of the acquisition fee is paid at the time we acquire a property.

•	Reimbursement of acquisition expenses to our advisor and its affiliates.

•

Monthly asset management fees (payable to our advisor) equal to one-twelfth of 1% of the book values of our assets invested, directly or indirectly, in real estate before non-cash reserves, plus direct and indirect costs and expenses incurred by our advisor in providing asset management services.

•	Reimbursement of operating expenses including our advisor’s direct and indirect cost of providing administrative services.

•	During the fiscal year ended December 31, 2008, our advisor earned approximately $210,000 of acquisition fees from us and did not incur any acquisition expenses on our behalf.

•	During the year ended December 31, 2008, our advisor did not earn any asset management fees from us.

•	For the year ended December 31, 2008 our advisor incurred approximately $448,000 of operating expenses on our behalf.

Listing/ Liquidation Stage Fees and Expenses:

•

Property disposition fees (payable to our advisor or its affiliates), if our advisor or its affiliates perform substantial services in connection with property sales, up to 3% of the price of the properties sold.

•

After stockholders have received cumulative distributions equal their invested capital plus cumulative, non-compounded annual returns on net invested capital, our advisor will be paid a subordinated participation in net sale proceeds ranging from a low of 5% of net sales proceeds, provided investors have earned annualized returns of 6%, to a high of 15% of net sales proceeds, if investors have earned annualized returns of 10% or more.

•

Upon termination of the advisory agreement, our advisor will receive the subordinated performance fee due upon termination, payable in the form of a promissory note. This fee ranges from a low of 5% of the amount by which the sum of the appraised value of our assets minus our liabilities on the date the advisory agreement is terminated plus total dividends (other than stock dividends) paid prior to termination of the advisory agreement exceeds the amount of invested capital plus annualized returns of 6%, to a high of 15% of the amount by which the sum of the appraised value of our assets minus our liabilities plus all prior dividends (other than stock dividends) exceeds the amount of invested capital plus annualized returns of 10% or more.

•

In the event we list our stock for trading, our advisor will receive a subordinated incentive listing fee instead of a subordinated participation in net sales proceeds. This fee ranges from a low of 5% of the amount by which the market value of our common stock plus all prior dividends (other than stock dividends) exceeds the amount of invested capital plus annualized returns of 6%, to a high of 15% of the amount by which the sum of the market value of our stock plus all prior dividends (other than stock dividends) exceeds the amount of invested capital plus annualized returns of 10% or more.

•

During the year ended December 31, 2008 we did not pay any property disposition fees, subordinated participation in net sales proceeds, subordinated termination fees due upon termination, or subordinated incentive listing fees to our advisor or its affiliates.

Other Transactions with Affiliates

On January 22, 2009, we purchased an existing assisted living facility, Caruth Haven Court from SHP II Caruth, LP, an unrelated party, for a purchase price of approximately $20.5 million.  In connection with the acquisition of Caruth Haven Court, we entered into a $14 million acquisition bridge loan with Cornerstone Operating Partnership, L.P.  Cornerstone Operating Partnership, L.P. is a wholly owned subsidiary of Cornerstone Core Properties REIT, Inc., a publicly offered, non-traded REIT sponsored by affiliates of our sponsor. All of our officers are also officers of Cornerstone Core Properties REIT and one of our directors is also a director of Cornerstone Core Properties REIT.

The loan matures on January 21, 2010, with no option to extend and bears interest at a variable rate of 300 basis points over prime rate for the term of the loan.  We may repay the loan, in whole or in part, on or before January 21, 2010 without incurring any prepayment penalty. Monthly installments on the loan are interest-only and the entire principal amount is due on the maturity date, assuming no prior principal prepayment.  We paid a loan origination fee of 0.75% to the lender upon closing. The loan is secured by a deed of trust on Caruth Haven Court, and by an assignment of the leases and rents payable to the borrower including, the rents payable under the lease described above between the borrower, as landlord, and Caruth Haven TRS, LLC, as tenant. As further security for the loan, the lender has been granted a security interest in rents from the property.

The terms of the acquisition bridge loan were approved by our board of directors, including by a majority of our independent directors, not otherwise interested in the transaction, as being fair, competitive and commercially reasonable and on terms no less favorable to us than loans between unaffiliated parties under the same circumstances.

ADDITIONAL INFORMATION

Stockholder Proposals

Any stockholder proposals for inclusion in our proxy materials for our 2010 annual meeting must be received by us no later than November 23, 2009. However, if we hold our annual meeting before April 7, 2010 or after June 6, 2010, then stockholders must submit proposals from inclusion in our 2010 proxy materials a reasonable time before we begin to print and send our proxy materials.

In addition, nominations by stockholders of candidates for director or proposals of other business by stockholders must be submitted in accordance with our corporate bylaws.  Our bylaws currently provide that, in order for a stockholder to bring any business or nominations before the annual meeting of stockholders, certain conditions set forth in Section 2.12 of our bylaws must be complied with, including, but not limited to, delivery of notice, not less than 120 days nor more than 150 days prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting.  Accordingly, under our bylaws, a stockholder nomination or proposal intended to be considered at the 2010 annual meeting of stockholders must be received by us no earlier than October 24, 2009 and not later than November 23, 2009.  Our Secretary will provide a copy of our bylaws upon written request and without charge.

We have adopted a process for stockholders to send communications to our board or directors.  A description of the manner in which stockholders can send such communications appears above under “Communication with Directors”.

OTHER MATTERS

We are not aware of any other matter to be presented for action at the annual meeting other than those identified in the Notice of Annual Meeting of Stockholders and Availability of Proxy Materials and referred to in this proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS,

Terry G. Roussel
President and Chief Executive Officer

APPENDIX A

AUDIT COMMITTEE CHARTER

Organization

This Charter governs the operations of the Audit Committee of Cornerstone Growth & Income REIT, Inc., a Maryland corporation (the “Company”). The Audit Committee shall review and reassess the Charter at least annually. The Audit Committee shall consist of at least three Directors, a majority of whom are Independent Directors, and arc appointed by the Board of Directors. Independent Director means a Director who is not, and within the last two (2) years has not been, directly or indirectly associated with the Cornerstone Leveraged Realty Advisors, LLC (the “Advisor”) by virtue of (i) ownership of an interest in the Advisor or its affiliates, (ii) employment by the Advisor or its affiliates, (iii) service as an officer or director of the Advisor or its affiliates, (iv) performance of services, other than as a Director, for the Company, (v) service as a director or trustee of more than three (3) real estate investment trusts advised by the Advisor, or (vi) maintenance of a material business or professional relationship with the Advisor or any of its affiliates. An indirect relationship shall include circumstances in which a Director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law are or have been associated with the Advisor, any of its affiliates or the Company. A business or professional relationship is considered material if the gross revenue derived by the Director from the Advisor and affiliates exceeds five percent (5%) of either the Director’s annual gross revenue during either of the last two (2) years or the Director’s net worth on a fair market value basis. Such independence policy does not preclude a Director’s role as an investor in any private or public fund sponsored by or affiliated with Cornerstone Ventures, Inc. At any meeting of die Audit Committee, a majority of the total number of members of the Audit Committee shall constitute a quorum. All Audit Committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the Audit Committee, and at least one member of the Audit Committee shall have accounting or related financial management expertise.

Statement of Policy

The Audit Committee shall provide assistance to the Board of Directors in fulfilling its oversight responsibility to the stockholder and investment community, oversee the financial reporting process, the systems of internal accounting and financial controls, the performance and independence of the independent auditors, the annual independent audit of the Company’s financial statements, the performance and legal compliance of escrow holders selected by management and the Board of Directors, and the legal compliance and ethics programs established by management and die Board of Directors. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the committee, independent auditors, and management of the Company. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the authority to retain outside counsel, or other experts for this purpose at the expense of the Company.

Responsibilities and Processes

The primary responsibility of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors and report results of their activities to the Board of Directors. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements.

The Audit Committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting and sound business risk practices and ethical behavior. It is not the duty of the Audit Committee to plan or conduct the audits or to determine that the Company’s financial statements are complete and accurate and prepared in accordance with generally accepted accounting principles.

The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Audit Committee may supplement them as appropriate and they should remain flexible in order to best react to growth, changing conditions and circumstances.

(1)

The Audit Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Audit Committee and the Board of Directors, as representatives of the Company’s stockholders. The Audit Committee and the Board of Directors shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors. Annually, the Audit Committee shall review and recommend to the Board of Directors the selection of the Company’s independent auditors, subject to stockholder approval. Also, the Audit Committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs, including the Company’s Code of Conduct. Further, the Audit Committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations and will provide sufficient opportunity for the independent auditors to meet privately with the members of the Audit Committee.

(2)

The Audit Committee shall discuss with the independent auditors the overall scope and plans for their respective audits and approve the fees to be paid for such audits. Such discussion should include inquiry as to the “peer review” processes of the audit firm and any disciplinary action, litigation or other matters which would affect the auditor’s ability to issue their opinion or affect their independence.

(3)

The Audit Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the Audit Committee shall discuss the results of me quarterly review and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards. The chairperson of the Audit Committee may represent the entire Audit Committee for the purposes of this review.

(4)

Also, the Audit Committee shall discuss with management, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs. The Audit Committee shall discuss with management and the auditors the three, four, or five “critical accounting policies” that have the greatest effect on the Company’s financial posture and review the activity in the Company’s reserves and other areas of the financial statements with management and the auditors.

(5)

The Audit Committee shall review the impact on the interim financial statements of significant events, transactions, reports or inquiries received from regulators or governmental agencies for their impact on the financial statements. The Audit Committee shall review with management applicable industry developments and the

Company’s competitive position and strategy.

(6)

The Audit Committee shall review with management and the independent auditors the financial statements to be included In the Company’s Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of Form 10-K), as well as the auditor’s judgment about the quality, not just acceptability, of the Company’s accounting principles as applied in its financial reporting. The review shall also include the reasonableness of significant judgments made in the preparation of the financial statements, as well as the clarity of financial statement disclosures. In addition, the Audit Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards.

(7)

The Audit Committee shall review with management and the independent auditors the management letter provided by the auditors, especially comments which require recommended changes or improvements in the Company’s accounting and reporting procedures or internal controls, and the Company’s response to that letter.

(8)	The Audit Committee may conduct investigations into any matters within its scope of responsibility.

(9)	The Audit Committee shall develop a meeting planner to make sure that the Audit Committee meets its responsibilities outlined in this Charter.

(10)

The Audit Committee shall annually obtain written representations from management regarding its responsibility for the integrity of the internal control and financial reporting systems and processes, and its beliefs about the quality of controls and financial reports.

APPENDIX B

COMPENSATION COMMITTEE CHARTER

Organization

This Charter governs the operations of the Compensation Committee of Cornerstone Growth & Income REIT, Inc., a Maryland corporation (the “Company”). The Compensation Committee shall review and reassess the Charter at least annually. The Compensation Committee shall consist of at least two Directors appointed by the Board of Directors, each of whom will be an “independent director” as defined in applicable guidelines or listing requirements, a “non-employee director” within the meaning of Rule 16b-3 issued by the Securities and Exchange Commission (“SEC”), and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code, as amended. Each appointed Committee member will be subject to annual reconfirmation and may be removed by the Board of Directors (the “Board”) at any time.

Statement of Policy

The Compensation Committee’s basic responsibility is to review the performance and development of Company management in achieving corporate goals and objectives and to assure that senior executives of the Company are compensated effectively in a manner consistent with the strategy of the Company, competitive practice, and the requirements of the appropriate regulatory bodies. Toward that end, the Committee will oversee, review and administer all compensation, equity and employee benefit plans and programs.

Responsibilities and Processes

In carrying out its purpose, the Compensation Committee will have the following responsibilities and duties:

1.	Review annually and approve the Company’s compensation strategy to ensure that employees of the Company are rewarded appropriately for their contributions to company growth and profitability.

2.	Review annually and approve corporate goals and objectives relevant to executive compensation and evaluate performance in light of those goals.

3.	Approve all special perquisites, special cash payments and other special compensation and benefit arrangements for the Company’s officers.

4.

Review and recommend compensation for non-employee members of the Board, including but not limited to the following elements: retainer, meeting fees, committee fees, committee chair fees, equity or stock compensation, benefits and perquisites.

5.

With sole and exclusive authority, make and approve stock option grants and other discretionary awards under the Company’s stock option or other equity incentive plans to all persons who are Board members or officers.

6.

Grant stock options and other discretionary awards under the Company’s stock option or other equity incentive plans to all other eligible Individuals. The Committee may delegate to one or more corporate officers designated by the

Committee the authority to make grants to eligible individuals (other than any such corporate officer) who are not officers, provided that the Committee shall have fixed the price (or a formula for determining the price) and the vesting schedule for such grants, approved the form of documentation evidencing such grants, and determined the appropriate number of shares or the basis for determining such number of shares by position, compensation level or category of personnel. Any corporate officers) to whom such authority is delegated shall regularly report to the Committee the grants so made. Any such delegation may be revoked at any time by the Committee.

7.

Amend the provisions of the Company’s stock option or other equity incentive plans, to the extent authorized by the Board, and make recommendations to the Board with respect to incentive compensation and equity-based plans.

8.

Approve for submission to the stockholders stock option or other equity incentive plans or amendments thereto to the extent required by applicable rules of the SEC and applicable stock exchange or quotation system, if applicable.

9.

Oversee and periodically review the operation of all of the Company’s employee benefit plans. Responsibility for day-today administration, including the preparation and filing of all government reports and the preparation and delivery of all required employee materials and communications, will be performed by company personnel.

10.

Ensure that the annual incentive compensation plan is administered in a manner consistent with the Company’s compensation strategy and the terms of such plan, including but not limited to the following: participation, target annual incentive awards, corporate financial goals, actual awards paid to officers, total funds reserved for payment under the plan, and potential qualification under IRS Code Section 162(m).

11.	Review matters related to management performance, compensation and succession planning and executive development for executive staff.

12.	Approve separation packages and severance benefits for officers to the extent that the packages are outside the ordinary plan limits.

13.	Have full access to the Company’s executives and personnel as necessary to carry out its responsibilities.

14.

Obtain such data or other resources as it deems necessary to perform its duties, including but not limited to obtaining external consultant reports or published salary surveys, and engaging independent compensation consultants and other professionals to assist in the design, formulation, analysis and implementation of compensation programs for the Company’s officers and other key employees.

15.

Have responsibility for the review and approval of all reports and summaries of compensation policies and decisions as may be appropriate for operational purposes or as may be required under applicable law.

16.	Review the Compensation Committee Charter from time to time and recommend any changes to the Board.

17.	Report to the Board on the major items covered at each Compensation Committee meeting.

Notwithstanding the foregoing, any action of the Compensation Committee, other than the grant of stock options or other discretionary awards under the Company’s stock option or other equity incentive plans, may be subject to Board review and may be revised, modified or rescinded by the Board.

CORNERSTONE GROWTH & INCOME REIT, INC.
ANNUAL MEETING OF SHAREHOLDERS—MAY 7, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Cornerstone Growth & Income REIT, Inc., a Maryland corporation (the “Company”), hereby appoints Terry G. Roussel and Sharon C. Kaiser, and each of them, the proxies of the undersigned with full power of substitution to vote at the annual meeting of Stockholders of the Company to be held at 1920 Main Street, Suite 400, Irvine, California on May 7, 2009, and at any adjournment or adjournments thereof, with all the power which the undersigned would have if personally present, hereby revoking any proxy heretofore given. The undersigned hereby acknowledges receipt of the proxy statement for the meeting and instructs the proxies to vote as directed on the reverse side.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

THERE ARE THREE WAYS TO VOTE YOUR PROXY

TELEPHONE VOTING

On a touch tone telephone, call TOLL FREE 1-866-540-5761, 24 hours a day, 7 days a week. Have this proxy card ready, then follow the recorded instructions. Available until 5:00 p.m. Eastern Daylight Time on May 6, 2009.

INTERNET VOTING

Visit the Internet voting Web site at http://www.proxyvoting.com/crefunds-cgi. Have this proxy card ready and follow the instructions on your screen. Available until 5:00 p.m. Eastern Daylight Time on May 6, 2009.

VOTING BY MAIL

Simply mark, sign and date your proxy card and return it in the postage-paid envelope.  If you are voting by telephone or the Internet, please do not mail your proxy card.

The votes entitled to be cast by the stockholder will be cast as directed by the stockholder. If this proxy is executed but no direction is given, the votes entitled to be cast by the stockholder will be cast “FOR all nominees listed” in Proposal 1 and in the discretion of the proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors recommends a vote “FOR” for all nominees listed in Proposal 1.

☒   Please mark votes as in this example.

1.	Election of Directors.

	Nominees:	01. William Bloomer
02. Romeo Cefalo
		03. Barry Chase		FOR all nominees listed
		04. Steven Pearson		EXCEPT those whose 2-digit
		05. Terry G. Roussel		numbers corresponding to	WITHHOLD
		06. Ronald Shuck	FOR all	each nominees names are	AUTHORITY
		07. William Sinton	nominees listed	written in the space provided	for all nominees listed
		08. James Skorheim	☐	☐	☐

Instructions:
To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below:

2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, trustee or guardian, please give your full title.

	Date:	, 2009
Signature

	Date:	, 2009
Signature if held jointly

Required only if notice has been given to the Secretary of the Company that the signature of a single joint tenant or tenant in common owner is not sufficient to bind all owners.